                                                                    EXHIBIT 5(g)

                             MANAGEMENT AGREEMENT


                                    BETWEEN


                              GOLDMAN SACHS TRUST

                               ON BEHALF OF ITS

                    INSTITUTIONAL LIQUID ASSETS PORTFOLIOS


                                      AND


                        GOLDMAN SACHS ASSET MANAGEMENT

                                   CONTENTS



PARAGRAPH                                              PAGE
---------                                              ----

       1.    Appointment of Manager.....................  1

       2.    Delivery of Documents......................  1

       3.    Duties of Manager..........................  2

       4,    Expenses...................................  5

       5.    Compensation...............................  5

       6.    Books and Records..........................  5

       7.    Idemnification.............................  6

       8.    Duration and Termination...................  7

       9.    Name License...............................  8

      10.    Status of Manager as Independent Contractor  8

      11.    Amendment of Agreement.....................  8

      12.    Unitholder Liability.......................  8

      13.    Miscellaneous..............................  8

      14.    Limitation of Liability of Manager.........  9

                              MANAGEMENT AGREEMENT



     AGREEMENT made this 30th day of April, 1997 between Goldman Sachs Trust, a Delaware business trust (the "Trust"), on behalf of Goldman Sachs - Institutional Liquid Assets Portfolios ('ILA"), and Goldman Sachs Asset Management, a separate operating division of Goldman, Sachs & Co. (the "Manager").


                              W I T N E S S E T H:
                              - - - - - - - - - -


     WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trust is authorized to issue units of beneficial interest ("Units") in separate series (and separate classes of Units within a series) with each such series representing the interests in a separate portfolio of securities and other assets; and

     WHEREAS, the Trust presently offers Units in nine ILA portfolios: the Prime Obligations Portfolio, the Government Portfolio, the Treasury Obligations Portfolio, the Treasury Instruments Portfolio, the Money Market Portfolio, the Federal Portfolio, the Tax-Exempt Diversified Portfolio, the Tax-Exempt California Portfolio, and the Tax-Exempt New York Portfolio [such Portfolios (the "Current Portfolios") together with all other portfolios subsequently established by the Trust on behalf of ILA being herein collectively referred to as the "Portfolios"]; and

     WHEREAS, the Trust on behalf of the Portfolios desires to retain the Manager to render investment advisory and administrative services to the Portfolios as indicated below and the Manager is willing to so render such services;

     NOW, THEREFORE, in consideration of the premises and mutual covenants hereinafter set forth, the parties hereto agree as follows:

     1.   APPOINTMENT OF MANAGER.  The Trust on behalf of the Portfolios hereby
          ----------------------
appoints the Manager to act as investment adviser and to provide administrative services to the Portfolios for the periods and on the terms herein set forth. The Manager accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

     2.   DELIVERY OF DOCUMENTS.  The Trust on behalf of the Portfolios has
          ---------------------
delivered (or will deliver as soon as is possible) to the Manager copies of each of the following documents:

          (a) Declaration of Trust of the Trust dated as of January 28, 1997 together with all amendments thereto (such Declaration of Trust, as presently in effect and as amended from time to time, is herein called the "Trust Agreement"). A copy of the Declaration of Trust is also on file with the Secretary of State of Delaware;

          (b) By-Laws of the Trust (such By-Laws, as presently in effect and as amended from time to time are herein called the "By-Laws");

                                       3
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          (c) Custodian Agreement dated December 27, 1978 between the Trust and
          State Street Bank and Trust Company together with all amendments thereto and the related current fee schedule (such Agreement, as presently in effect and as amended and/or superseded from time to time, is herein called the "Custodian Agreement");

          (d) Transfer Agency Agreement dated May 1, 1988 between the Trust and the Manager together with all amendments thereto and the related current fee schedule (such Agreement, as presently in effect and as amended and/or superseded from time to time, is herein called the "Transfer Agency Agreement");

          (e) Post-Effective Amendment No. 29 to the Trust's Registration Statement on Form N-1A (No. 33-17619) under the Securities Act of 1933 (the "1933 Act") and Amendment No. 31 to the Trust's Registration Statement on such Form (No. 811-5349) under the 1940 Act filed as a single document with the Securities and Exchange Commission (the "Commission") on February 14, 1997 (such Registration Statement, as presently in effect and as amended from time to time, is herein called the "Registration Statement");

          (f) Prospectus and Statement of Additional Information of the Trust dated May 1, 1997 (such Prospectus and Statement of Additional Information, as presently in effect and as amended, supplemented and/or superseded from time to time, are herein called the "Prospectus" and "Additional Satement," respectively).

     The Trust on behalf of the Portfolios agrees to promptly furnish the Manager from time to time with copies of all amendments of or supplements to or otherwise current versions of any of the foregoing documents not heretofore furnished.

     3.   DUTIES OF MANAGER.
          -----------------

          (a) Subject to the general supervision of the Trustees of the Trust, the Manager shall manage the investment operations of each of the Portfolios and the composition of each of the Portfolio's assets, including the purchase, retention and disposition thereof. In this regard, the Manager

               (i) shall provide supervision of the Portfolios' assets, furnish a continuous investment program for such Portfolios, determine from time to time what investments or securities will be purchased, retained or sold by the Portfolios, and what portion of the assets will be invested or held uninvested as cash;

               (ii) shall place orders pursuant to its determinations either directly with the issuer or with any broker, dealer or other person who deals in the securities in which the Portfolio in question is active. In placing orders with brokers, dealers or such other persons, the Manager shall attempt to obtain the best net price and the most favorable execution of its orders. When the execution and price offered by two or more brokers, dealers or such other persons are comparable, the Manager may, in its discretion but subject to applicable law, purchase and sell Portfolio securities to and from brokers, dealers or such other persons who provide brokerage or research services;

               (iii) may, on occasions when it deems the purchase or sale of a security to be in the best interests of a Portfolio as well as its other customers (including any other Portfolio or any other investment company or advisory account for which the Manager acts as adviser), aggregate, to the extent permitted by applicable laws and regulations, the securities to be sold or purchased in order to obtain the best net price and the most favorable execution. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Manager in the manner it considers to be the most equitable and consistent with its fiduciary obligations to such Portfolio and to such other customers.

          (b) In addition, the Manager shall, subject to the general supervision of the Trustees of the Trust, provide for the administration of all other affairs of the Portfolios. In this regard, the Manager

               (i) giving due recognition to the fact that certain of such operations are performed by others pursuant to the Custodian Agreement, the Transfer Agency Agreement, to the extent that a person other than the Manager is serving thereunder as the Trust's transfer agent, and other agreements which the Trust may enter into with third parties from time to time, shall provide supervision of all aspects of the Portfolios' operations not referred to in paragraph 3 (a) above;

               (ii) shall, to the extent not provided pursuant to the Custodian Agreement, the Transfer Agency Agreement and the other agreements referred to in (i) above, provide the Portfolios with personnel to perform such executive, administrative and clerical services as are reasonably necessary to provide effective administration of the Portfolios;

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

               (iii) shall, to the extent not provided pursuant to the Custodian Agreement, the Transfer Agency Agreement, and the other agreements referred to in (i) above, arrange for (A) the preparation for the Portfolios of all required tax returns, (B) the preparation and submission of reports to existing Unitholders, and (C) the periodic updating of the Prospectus and the Additional Statement and the preparation of reports filed with the Commission and other regulatory authorities; and

               (iv) shall, to the extent not provided pursuant to the Custodian Agreement, the Transfer Agency Agreement and the other agreements referred to in (i) above, provide the Portfolios with adequate office space and all necessary office equipment and services, including telephone service, heat, utilities, stationery supplies and similar items.

          (c)  The Manager, in the performance of its duties hereunder,

               (i) shall use the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims;

               (ii) shall act in conformity with the Trust Agreement, By-Laws, Registration Statement, Prospectus and Additional Statement and with the instructions and directions of the Trustees of the Trust, and will, subject to the standard set forth in paragraph 3(c) (i) above, comply with and conform to the requirements of the 1940 Act, the Investment Advisers Act of 1940 and all other applicable federal and state laws, regulations and rulings.

          (d) The Manager shall render to the Trustees of the Trust on behalf of the Portfolios such periodic and special reports as the Trustees may reasonably request.

          (e) The Manager shall notify the Trust on behalf of the Portfolios of any change in the membership of the Manager within a reasonable time after such change.

          (f) The services of the Manager hereunder are not deemed exclusive and the Manager shall be free to render similar services to others so long as its services under this Agreement are not impaired thereby.

     4.   EXPENSES.
          --------

          (a) During the term of this Agreement, the Manager will pay all costs incurred by it in connection with the performance of its duties under paragraph 3 hereof, other than the cost (including taxes and brokerage commissions, if any) of securities purchased for each of the Portfolios, the cost of the preparations, submissions, updatings and filings referred to in paragraph 3(b) (iii)), the cost of legal and accounting services rendered by employees of the Manager with respect to the Portfolios and, at the option of the Manager, telephone, personnel and other costs attributable to services for existing Unitholders.

          (b) If, in any fiscal year, the sum of a Portfolio's expenses (including the fee payable pursuant to paragraph 5 hereof, but excluding taxes interest, brokerage commissions, and extraordinary expenses such as for litigation) exceeds the expense limitations applicable to such Portfolio imposed by state securities administrators, as such limitations may be modified from time to time, the Manager shall be responsible for reducing its fee or making payments to offset certain expenses otherwise payable by such Portfolio, in order to eliminate such excess to the extent required by such expense limitations.

          (c) In addition to the foregoing, the Manager may from time to time further reduce its fee or make payment to a Portfolio in order to offset all or a portion of certain expenses otherwise payable by such Portfolio, provided that any such arrangement does not jeopardize the Portfolio's qualification as a regulated investment company. Any such fee reduction will be agreed to in advance of the time such fee would otherwise accrue, and any such arrangement may be discontinued or modified only with the express approval of the Trustees.

     5.   COMPENSATION.
          ------------

          (a) For the services provided and the expenses assumed by the Manager pursuant to this Agreement, the Trust on behalf of the Portfolios will pay to the Manager as full compensation therefor a fee (the "Portfolio Fee") at an annual rate of .35 of 1% of each Portfolio's average net assets, subject to any reduction pursuant to paragraph 4(b) or 4(c) hereof.

          (b) The Portfolio Fee will computed based on net assets on each day and will be paid to the Manager monthly.

     6.   BOOKS AND RECORDS.  The Manager shall maintain all of the Portfolios'
          -----------------
records (other than those maintained pursuant to the Custodian Agreement, the Transfer Agency Agreement and the other agreements referred to in paragraph 3(b)(i) above). The Manager agrees that all records which it maintains for the Trust on behalf of the Portfolios are the property of the Trust on behalf of the Portfolios and it will surrender promptly to the Trust any of such records upon the Trust's request. The Manager further agrees to preserve for the periods prescribed by Rule 31a-2 of the Commission under the 1940 Act any such records as are required to be maintained by Rule 31a-1 of the Commission under the 1940 Act.

     7.   INDEMNIFICATION.
          ---------------

          (a) The Trust on behalf of the Portfolios hereby agrees to indemnify and hold harmless the Manager, its officers, partners and employees and each person who controls the Manager (collectively, the "Indemnified Parties") against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon

               (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in the Registration Statement, the Prospectus or the Additional Statement, except insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission either pertaining to a failure to disclose a breach of the Manager's duties in connection with this Agreement or the Distribution Agreement of even date herewith between the Trust on behalf of the Portfolios and the Manager (the "Distribution Agreement") or made in reliance upon and in conformity with information furnished to the Portfolios by or on behalf of the Manager for use in connection with the Registration Statement, the Prospectus or the Additional Statement, or

               (ii) subject in each case to clause (i) above, the Manager acting hereunder or under the Distribution Agreement;

          and the Trust on behalf of the Portfolios will reimburse each Indemnified Party for any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such loss, claim, damage, liability or action.

          (b) If the idemnification provided for in paragraph 7(a) is available in accordance with the terms of such paragraph but is for any reason held by a court to be unavailable from the Trust, then the Trust on behalf of the Portfolios shall contribute to the aggregate amount paid or payable by the Portfolios and the Indemnified Parties as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the Portfolios and such Indemnified Parties in connection with the operations of the Portfolios, (ii) the relative fault of the Portfolios and such Indemnified Parties, and
          (iii) any other relevant equitable considerations. The Trust on behalf of the Portfolios and the Manager agree that it would not be just and equitable if contribution pursuant to this subparagraph (b) were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above in this subparagraph (b). The aggregate amount paid or payable as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subparagraph (b) shall be deemed to include any legal or other expenses incurred by the Trust on behalf of the Portfolios and the Indemnified Parties in connection with investigating or defending any such loss, claim, damage, liability or action. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (c) It is understood, however, that nothing in this paragraph 7 shall protect any Indemnified Party against, or entitle any Indemnified Party to indemnification against or contribution with respect to, any liability to the Trust on behalf of the Portfolios or their Unitholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties, under this Agreement or the Distribution Agreement, or otherwise to an extent or in a manner inconsistent with
          Section 17(i) of the 1940 Act.

     8.   Duration and Termination.  Insofar as the holders of Units in each of
          ------------------------
the Current Portfolios are affected by this Agreement, it shall continue, unless sooner terminated as provided herein, until June 30, 1998 and, insofar as the holders of Units in each of the other Portfolios are affected by this Agreement, it shall continue until June 30 of the year following the year in which the Portfolio becomes an ILA Portfolio hereunder, and thereafter shall continue automatically for periods of one year so long as each such latter continuance is approved at least annually (a) by the vote of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust or by vote of a majority of the outstanding Units (as defined with respect to voting securities in the 1940 Act) in such Portfolio; provided, however, that this Agreement may be terminated by the Trust as to any or all Portfolios at any time, without the payment of any penalty, by vote of a majority of the Trustees of the Trust

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

on behalf of the Portfolios or by vote of a majority of the outstanding Units (as so defined) in each Portfolio affected thereby on 60 days' written notice to the Manager, or by the Manager at any time, without the payment of any penalty, on 90 days' written notice to the Trust. This Agreement will automatically and immediately terminate in the event of its assignment (as defined in the 1940
Act).

     9.   NAME LICENSE.    The Manager agrees that the name "Goldman Sachs" may
          ------------
be used in the Portfolios' names, and that the name "Goldman Sachs," any related logos, and any service marks containing the words "Goldman Sachs" may be used in connection with the Portfolios' business, for so long as this Agreement remains in effect and that such use shall be royalty free. At such time as this Agreement shall no longer be in effect, the Portfolios will (to the extent it lawfully can) cease such use. The Portfolios acknowledge that they have no rights to the name "Goldman Sachs" or any logos or service marks containing the words "Goldman Sachs" other those granted in this paragraph and that the Manager reserves to itself the right to grant the non-exclusive right to use the name "Goldman Sachs," such logos or service marks to any other person or persons, including, but not limited to, another investment company. The Manager acknowledges that it has no rights to the name "Institutional Liquid Assets" or "ILA," nor will any such rights arise or be asserted as a result of the use of the name "Goldman Sachs" as a part thereof or in connection therewith, all such rights in each case belonging solely to the Portfolios. Should this Agreement cease to be in effect the Manager shall have no right to use the name "Institutional Liquid Assets" or "ILA" in any manner.

     10.  STATUS OF MANAGER AS INDEPENDENT CONTRACTOR.    The Manager shall for
          -------------------------------------------
all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Trustees of the Trust from time to time, have no authority to act for or represent the Trust on behalf of the Portfolios in any way or otherwise be deemed an agent of the Portfolios.

     11.  AMENDMENT OF AGREEMENT.   This Agreement may be amended by mutual
          ----------------------
consent provided that such amendment is approved (a) by vote of a majority of those Trustees of the Trust on behalf of the Portfolios who are not parties to the Agreement or interested persons (as defined in the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding Units (as defined with respect to voting securities in the 1940 Act) in each Portfolio affected by such amendment.

     12.  UNITHOLDER LIABILITY.  This Agreement is executed by or on behalf of
          --------------------
the Trust with respect to each of the Portfolios and the obligations hereunder are not binding upon any of the Trustees, officers or Unitholders of the Trust individually but are binding only upon the Portfolio to which they belong and its assets and property.

     13.  MISCELLANEOUS.  The Trust's Declaration of Trust is on file with the
          -------------
Secretary of State of Delaware. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and (except as to paragraph 12 hereof which shall be construed in accordance with the laws of the state of Delaware) the laws of the state of Illinois and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, subject to paragraph 8 hereof. Anything herein to the contrary notwithstanding, this Agreement shall not be construed to require, or to impose any duty upon, either of the parties to do anything in violation of any applicable laws or regulations

     14.  LIMITATION OF LIABILITY.  The Manager shall not be liable for any
          -----------------------
error of judgment or mistake of law or for any loss suffered by a Portfolio in connection with the matters to which this Agreement relates, except a loss resulting from willful misfeasance, bad faith or gross negligence on your part in the performance of your duties or from reckless disregard by the Manager of its obligations and duties under this Agreement. Any person, even though also employed by the Manager, who may be or become an employee of and paid by the Trust or a Portfolio shall be deemed, when acting within the scope of his employment by the Trust, to be acting in such employment solely for the Trust and not as the Manager's employee or agent.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.



                              GOLDMAN SACHS TRUST
           (ON BEHALF OF ITS INSTITUTIONAL LIQUID ASSETS PORTFOLIOS)


       /s/ Michael J. Richman                  /s/ Douglas C. Grip
Attest:_________________________________    By:_____________________________
          Michael J. Richman                       Douglas C. Grip
          Secretary of the Trust                   President of the Trust



The foregoing Agreement is hereby accepted as of the date thereof.



                         GOLDMAN SACHS ASSET MANAGEMENT
             A SEPARATE OPERATING DIVISION OF GOLDMAN, SACHS & CO.


        /s/ Michael J. Richman                  /s/ David B. Ford
Attest: _________________________________    By:_____________________________
          Michael J. Richman                       David B. Ford
          Counsel to the Funds Group               Managing Director

                                       11